Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2015, relating to the financial statements of DR Systems, Inc., as of and for the years ended December 31, 2014 and 2013, appearing in the Company’s Current Report on Form 8-K/A dated May 11, 2015.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
May 15, 2015